UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                 Date of Report:  February 2, 2004
       (Date of Earliest Event Reported:  February 2, 2004)

                        EL PASO CORPORATION
      (Exact name of Registrant as specified in its charter)


     Delaware             1-14365            76-0568816
  (State or other    (Commission File     (I.R.S. Employer
  jurisdiction of         Number)       Identification No.)
 incorporation or
   organization)

                         El Paso Building
                       1001 Louisiana Street
                       Houston, Texas 77002
        (Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code (713) 420-2600


Item 5. Other Events and Regulation FD Disclosure
        -----------------------------------------

On February 2, 2004, at an investor conference sponsored by JPMorgan, Dwight Scott, our Chief Financial Officer, will provide an update on El Paso's progress in implementing the long range plan which was previously announced on December 15, 2003. Included in this presentation are the following updates:

A.   Production Segment Updates
     --------------------------
Personnel Changes
-----------------
As   previously   announced,  Lisa  Stewart  commenced   her
employment on February 1, 2004, as the President of the Production and Unregulated business unit.

Production Volumes Update
-------------------------
The production volumes for the fourth quarter of 2003 for our Production unit averaged approximately 1 Bcfe per day.

The production volumes for our Production unit are expected to average approximately 950 MMcfe per day for the month of January 2004, which is in line with the guidance we provided in December.

Update on Reserve Analysis
--------------------------
As of January 1, 2003, our estimates of proved reserves were prepared internally by us and reviewed by a third party reserve engineering firm. We are in the process of preparing our estimates of proved reserves as of January 1, 2004. As we indicated in our 10-Q filing for the third quarter of 2003, we appointed Ryder Scott Co. as our primary reserve engineer. Ryder Scott Co. will prepare an independent reserve estimate for our properties as of January 1, 2004.

On December 15, 2003, in the presentation of our long range plan, Doug Foshee, El Paso's President and Chief Executive Officer, provided an update on this reserve analysis. In his presentation and in response to questions, Mr. Foshee indicated that El Paso was in the process of reviewing the reserve estimates and that we would provide updates during the first quarter of 2004 as more information became available. Mr. Foshee indicated, however, that based upon recent production disappointments, especially in the South Texas region, there might be negative revisions to our proved reserve estimates.

On December 22, 2003, in the Risk Factors section of the prospectus for the debt exchange offer for El Paso Production Holding Company, our wholly owned subsidiary and holder of a significant amount of our total reserves, we stated that estimating reserves is a complex process and estimates are based on interpretations and assumptions, and that it was possible that our proved reserve estimates for this entity could be revised upon completion of our internal estimate and Ryder Scott Co.'s independent estimate of our properties.

On December 23, 2003, in the Risk Factors section of the prospectus for our common stock offering, we reiterated that due to the complex nature of estimating reserves, our proved reserve estimates could be revised upon completion of our internal estimate and Ryder Scott Co.'s independent estimate for our properties. We also stated that the reported value of our reserves at year-end 2003 would be dependent on the price of natural gas at that time, and that based on production performance in certain of our basins over the last year, we expect negative revisions to our previous reserve estimates. We continued to provide updates by making a similar statement in the Risk Factors section of our January 6, 2004 common stock prospectus.

Although the preparation of our internal estimates and Ryder Scott Co.'s independent reserve estimate for all our properties have not been completed at this time, we currently expect that we will have a material negative revision to our proved reserve estimates. The reported value of our reserves at year-end is also dependent on the price of natural gas, which has increased from the pricing used in valuing our reserves at the beginning of 2003. We expect to provide a further update of our proved reserve estimates and reported values of our reserves as soon as more complete information becomes available, which we would expect to have no later than by mid-February 2004.

B.   Asset Sales Update
     ------------------
The  long  range plan included planned asset sales  of  $3.3 billion to $3.9 billion. As of February 1, 2004, we have announced or closed $2.3 billion of such asset sales. The significant transactions announced or closed since then include the following:

Enterprise Transaction
-----------------------
On December 15, 2003, El Paso, and certain of our affiliates, Enterprise Products Partners L.P., a Delaware limited partnership ("Enterprise"), certain of Enterprise's affiliates, GulfTerra Energy Partners, L.P. ("GulfTerra"), and certain of GulfTerra's affiliates entered into a series of definitive agreements pursuant to which, among other things, a wholly owned subsidiary of Enterprise will be merged with and into GulfTerra, with GulfTerra surviving the merger as a wholly owned subsidiary of Enterprise. Pursuant to the agreements, Enterprise Products GTM, LLC ("Enterprise GTM"), acquired for $425 million in cash a Class C Membership Interest with a 50.0% sharing ratio in GulfTerra Energy Company, L.L.C. and GulfTerra's general partner ("GulfTerra GP"). Immediately prior to this transaction, El Paso acquired Goldman Sachs & Co.'s Class A Membership Interest with a 9.9% sharing ratio in GulfTerra GP for $120.0 million in cash. As a result, GulfTerra GP is now 50.0% owned by Enterprise GTM, an indirect wholly-owned subsidiary of Enterprise, and 50.0% owned by GulfTerra GP Holding Company, a Delaware corporation and a wholly owned subsidiary of El Paso ("GP Holding Company").

As a result of the merger, GulfTerra will be a wholly owned subsidiary of Enterprise. Pursuant to the Merger Agreement, holders of GulfTerra's common units (other than Enterprise) will receive 1.81 Enterprise common units representing limited partnership interests in Enterprise in exchange for each GulfTerra common unit owned. Pursuant to a Purchase and Sale Agreement, concurrently with the closing of the merger, affiliates of El Paso also expect to sell to a subsidiary of Enterprise two subsidiaries of El Paso that own, among other assets, nine natural gas processing plants located in South Texas for a purchase price of $150 million in cash. The completion of the merger and other transactions is subject to the approval of the unitholders of Enterprise and both the common unitholders and Series C unitholders of GulfTerra, voting as separate classes, along with customary regulatory approvals, including under the Hart-Scott-Rodino Antitrust Improvements Act and other closing conditions. Completion of the merger is expected to occur during the second half of 2004.

Eagle Point Transaction
-----------------------
On January 14, 2004, we announced that we closed the sale of
the   Coastal  Eagle  Point  refinery  and  related  working
inventories to Sunoco, Inc.

Domestic Contracted Power Plant Transaction
-------------------------------------------
On January 16, 2004, we announced that our business unit El Paso Merchant Energy had agreed to sell 25 domestic power generation facilities to Northern Star Generation LLC, a wholly-owned subsidiary of AIG Highstar Generation LLC, for approximately $746 million plus the assumption of approximately $174 million of consolidated non-recourse debt. Northern Star Generation LLC and AIG Highstar Generation LLC are units of AIG Global Investment Group.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the ability to implement and achieve our objectives in the long-range plan; our ability to divest of certain assets; changes in reserves estimates based upon internal and third party reserve analyses; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Item 9. Regulation FD Disclosure
        ------------------------
      Attached is the presentation dated February 2, 2004 to be made at the JPMorgan conference by our Chief Financial Officer. The attached Exhibit 99.A is not filed, but is furnished to comply with Regulation FD. The information disclosed in this Item 9 is not considered to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 and is not subject to the liabilities of that section.

    (a)  Exhibits.

         Exhibit
         Number    Description
        -------    -----------
         99.A     Slide Presentation dated February 2, 2004.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              EL PASO CORPORATION


                              By: /s/ Jeffrey I. Beason
                                 -----------------------
                                   Jeffrey I. Beason
                                 Senior Vice President
                                     and Controller
                             (Principal Accounting Officer)

Dated:  February 2, 2004



                           EXHIBIT INDEX

     Exhibit
     Number       Description
     -------      -----------

      99.A        Slide Presentation dated February 2, 2004.